Exhibit 10-15
                                SCHNADER HARRISON
                                SEGAL & LEWIS LLP
                                ATTORNEYS AT LAW
              14TH FLOOR o 330 MADISON AVENUE o NEW YORK, NEW YORK
                   10017-3092 212-973-8000 o FAX 212-972-8798
                             http://www.schnader.com

Benjamin P. Deusch                          August 26, 1999
Direct Dial:  212-973-8014


VIA FACSIMILE

Leslie Trager, Esquire
Morley and Trager
230 Park Avenue - Suite 935
New York, NY  10169

               Re:    Infosafe v. Nagel/Nagel v. Medici
                      98 Civ. 2243 (SWK) and AAA No. 13-160-00500-97

Dear Les:

            Pursuant to our conversation, this will confirm that the parties in the matters referenced above have agreed to amend the Revised Settlement Agreement. Specifically, Paragraph 1(b) shall now read:

            "22,000 shares (the "Shares") of Class A Common Stock of ICC to be registered for resale on a selling security holder "shelf" registration statement (the "Resale Registration Statement") to be filed with the Securities and Exchange Commission. It is agreed that the Shares will not be issued on the date of execution of this Agreement, but will be issued within 3 business days of the effective date of the Resale Registration Statement; provided, however, that, if ICC declares a dividend on its Class A Common Stock payable in-kind, or effects a split on such Class A Common Stock (in each case, prior to the effective date of the Resale Registration Statement), Nagel shall be entitled to the same benefits as any other holder of Class A Common Stock as if he owned the Shares at the time of such dividend or split. Nagel agrees that he will not, without ICC's prior written consent (which may be granted or withheld in ICC's sole discretion) sell or transfer the Shares until the expiration of 42 days following the effective date of the Resale Registration Statement. If the Resale Registration Statement is not declared effective on or before October 28, 1999, then the Agreement is null and void at the option of Nagel. If Nagel exercises such

Leslie Trager, Esquire
August 26, 1999
Page 2

            option, the $60,000 paid pursuant to paragraph 1(a) shall be an offset against any amount owed by ICC arising from the arbitral award in Infosafe Systems, Inc. v. Robert H. Nagel, AAA No. 13-160-00500-97."

               Notwithstanding the amendment to Paragraph 1(b), all other terms comprising the Revised Settlement Agreement and any other agreement between the parties shall remain in full force and effect.

               If you agree with the content of this letter, please sign below and return to me at your earliest convenience. Upon receipt, I will advise the Court, in writing, that we have reached an agreement and that the September 20, 1999 trial date can be adjourned to a date after October 31, 1999.


                                            Very truly yours,

                                            /s/ Benjamin P. Deutsch
                                            -----------------------
                                            Benjamin P. Deutsch
                                    For SCHNADER HARRISON SEGAL & LEWIS LLP


AGREED


/s/ Leslie Trager
---------------------------------                  ------
Attorney for Respondent/Plaintiff                  (Date)
  Robert H. Nagel